Exhibit 20.8
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                           For the Month of October
                    Distribution Date of November 17, 1997
                            Servicer Certificate #7

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $417,523,393.85
Beginning Pool Factor                                           0.8560320

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $14,220,420.53
     Interest Collected                                     $3,549,867.64

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                      $1,104,366.34
Total Additional Deposits                                   $1,104,366.34

Repos / Chargeoffs                                            $752,002.24
Aggregate Number of Notes Charged Off                                  68

Total Available Funds                                      $18,387,149.36

Ending Pool Balance                                       $403,038,476.23
Ending Pool Factor                                              0.8263342

Servicing Fee                                                 $347,936.16

Repayment of Servicer Advances                                $487,505.15

Reserve Account:
     Beginning Balance  (see Memo Item)                    $23,292,250.66
     Target Percentage                                               5.25%
     Target Balance                                        $21,159,520.00
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($2,132,730.66)
     Ending Balance                                        $21,159,520.00

Current Weighted Average APR:                                      10.184%
Current Weighted Average Remaining Term (months):                   42.97

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,147,049.47     1,617
                                31 - 60 days             $335,899.56       294
                                60+  days                 $93,453.07        57

     Total:                                            $2,576,402.10     1,617

     Balances:                  60+  days              $1,990,199.68        57

Memo Item - Reserve Account
     Prior Month                                      $21,919,978.18
+    Invest. Income                                       $93,717.86
+    Excess Serv.                                      $1,278,554.62
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $23,292,250.66

Exhibit 20.8
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  October

                                                                                    NOTES
                                                TOTAL          CLASS A - 1       CLASS A - 2        CLASS A - 3       CLASS B NOTES
                                         $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        17.42%             82.58%              0.00%             0.00%
     Coupon                                                          5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $417,523,393.85
Ending Pool Balance                      $403,038,476.23

Collected Principal                       $13,732,915.38
Collected Interest                         $3,549,867.64
Charge - Offs                                $752,002.24
Liquidation Proceeds / Recoveries          $1,104,366.34
Servicing                                    $347,936.16
Cash Transfer from Reserve Account                 $0.00
Total Collections Available
  for Debt Service                        $18,039,213.20

Beginning Balance                        $429,123,844.62      $2,523,393.85    $221,500,000.00    $176,000,000.00    $17,500,000.00

Interest Due                               $2,275,740.96         $12,282.62      $1,172,104.17        $990,000.00       $101,354.17
Interest Paid                              $2,275,740.96         $12,282.62      $1,172,104.17        $990,000.00       $101,354.17
Principal Due                             $14,484,917.62      $2,523,393.85     $11,961,523.77             ($0.00)            $0.00
Principal Paid                            $14,484,917.62      $2,523,393.85     $11,961,523.77              $0.00             $0.00

Ending Balance                           $403,038,476.23              $0.00    $209,538,476.23    $176,000,000.00    $17,500,000.00
Note / Certificate Pool Factor                                       0.0000             0.9460             1.0000            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $16,760,658.58      $2,535,676.47     $13,133,627.94        $990,000.00       $101,354.17

Interest Shortfall                                 $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               ($0.00)             $0.00              $0.00             ($0.00)            $0.00
     Total Shortfall                              ($0.00)             $0.00              $0.00             ($0.00)            $0.00
      (required from Reserve)
Excess Servicing                           $1,278,554.62
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $23,292,250.66
(Release) / Draw                          ($2,132,730.66)
Ending Reserve Acct Balance               $21,159,520.00

Exhibit 20.8
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  October


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                   4                  3                   2                   1
                                   Jun-97              Jul-97              Aug-97              Sep-97             Oct-97

Beginning Pool Balance        $468,447,395.87     $455,773,751.11    $442,621,361.35    $429,123,844.62    $417,523,393.85

A)   Loss Trigger:
Principal of Contracts
  Charged Off                     $196,160.57         $845,107.84      $1,132,211.21        $646,660.05        $752,002.24
Recoveries                        $161,723.67         $172,109.69        $556,540.30        $604,242.84      $1,104,366.34

Total Charged Off (Months 5, 4, 3)                  $2,173,479.62
Total Recoveries (Months 3, 2, 1)                   $2,265,149.48
Net Loss / (Recoveries) for 3 Mos                     ($91,669.86)(a)

Total Balance (Months 5, 4, 3)                  $1,366,842,508.33 (b)

Loss Ratio Annualized  [(a/b) * (12)]                     -0.0805%

Trigger:  Is Ratio > 1.5%                                      No
                                                                           Aug-97              Sep-97             Oct-97

B)   Delinquency Trigger:                                              $4,380,733.99      $5,355,051.66      $1,990,199.68
     Balance delinquency 60+ days                                           0.98972%           1.24790%           0.47667%
     As % of Beginning Pool Balance                                         0.75002%           0.98502%           0.90477%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                         4.3383%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer